Exhibit T3A.14

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

CBL EL PASO OUTPARCEL MEMBER, LLC
File Number: 801558518

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic Limited Liability Company (LLC) has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 02/29/2012

Effective: 02/29/2012

Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Linda Basler	TID: 10306	Document: 410700500002

Certificate of Formation Limited Liability Company
Secretary of State		Filed in the Office of the
P.O. Box 13697		Secretary of State of Texas
Austin, TX 78711-3697		Filing #: 801558518 02/29/2012
FAX: 512/463-5709 Filing Fee: $300		Document #: 410700500002 Image Generated Electronically for Web Filing
Article 1 - Entity Name and Type
The filing entity being formed is a limited liability company. The name of the entity is:
CBL EL PASO OUTPARCEL MEMBER, LLC
Article 2 - Registered Agent and Registered Office
☑ A. The initial registered agent is an organization (cannot be company named above) by the name of:
Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company OR
☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

C. The business address of the registered agent and the registered office address is:
Street Address: 211 E. 7th Street Suite 620 Austin TX 78701-3218
Consent of Registered Agent
☑ A. A copy of the consent of registered agent is attached. CBL EL PASO.pdf
OR
☐ B. The consent of the registered agent is maintained by the entity.
Article 3 - Governing Authority
☑ A. The limited liability company is to be managed by managers.
OR
☐ B. The limited liability company will not have managers. Management of the company is reserved to the members. The names and addresses of the governing persons are set forth below:
Manager 1 (Business Name) CBL & ASSOCIATES LIMITED PARTNERSHIP
Address: 2030 HAMILTON PLACE BOULEVARD SUITE 500 CHATTANOOGA TN, USA 37421
Article 4 - Purpose
The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code.
Supplemental Provisions Information

[The attached addendum, if any, is incorporated herein by reference.]
Organizer
The name and address of the organizer are set forth below. RONALD I. FELDMAN 736 GEORGIA AVENUE. SUITE 300 CHATTANOOGA. TN 37421
Effectiveness of Filing
☑ A. This document becomes effective when the document is filed by the secretary of state.
OR
☐ B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:
Execution
The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.
RONALD I. FELDMAN
Signature of Organizer

FILING OFFICE COPY

Form 401-A (Revised 12/09)
Acceptance of Appointment
and
Consent to Serve as Registered Agent §5.201(b) Business Organizations Code

The following form may be used when the person designated as registered agent in a registered agent filing is an individual.

Acceptance of Appointment and Consent to Serve as Registered Agent I acknowledge, accept and consent to my designation or appointment as registered agent in Texas for

Name of represented entity

I am a resident of the state and understand that it will be my responsibility to receive any process, notice, or demand that is served on me as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if I resign.

x:
	Signature of registered agent	Printed name of registered agent	Date (mm/dd/yyyy)

The following form may be used when the person designated as registered agent in a registered agent filing is an organization.

Acceptance of Appointment and Consent to Serve as Registered Agent

I am authorized to act on behalf of Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

Name of organization designated as registered agent

The organization is registered or otherwise authorized to do business in Texas. The organization acknowledges, accepts and consents to its appointment or designation as registered agent in Texas for:

CBL EL PASO OUTPARCEL MEMBER, LLC

Name of represented entity

The organization takes responsibility to receive any process, notice, or demand that is served on the organization as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if the organization resigns.

x:	By:	Harry B. Davis Asst. Vice President	2/29/12
	Signature of person authorised to act on behalf of organization	Printed name of authorized person	Date (mm/dd/yyyy)
Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

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